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                                   EXHIBIT 21

            SUBSIDIARIES OF CHARLES E. SMITH RESIDENTIAL REALTY L.P.

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                                                                   STATE OF INCORPORATION/
NAME                                                                      FORMATION
Smith One, Inc.                                                              Delaware
Smith Two, Inc.                                                              Delaware
Smith Three, Inc.                                                            Delaware
Smith Four, Inc.                                                             Delaware
Smith Five, Inc.                                                             Delaware
Smith Six, Inc.                                                              Delaware
Smith Seven, Inc.                                                            Delaware
Charles E. Smith Residential Realty L.P.                                     Delaware
Smith Employment Services L.P.                                               Delaware
Courthouse Hill L.L.C.                                                       Delaware
Smith Property Holdings Springfield L.L.C.                                   Delaware
Smith Property Holdings 2000 Commonwealth L.L.C.                             Delaware
Smith Property Holdings Cathedral Place L.L.C.                               Delaware
Smith Property Holdings Crystal Plaza L.L.C.                                 Delaware
Smith Property Holdings Dearborn Place L.L.C.                                Delaware
Smith Property Holdings One East Delaware L.L.C.                             Delaware
Smith Property Holdings Lincoln Towers L.L.C.                                Delaware
Smith Property Holdings One, L.P.                                            Delaware
Smith Property Holdings One (D.C.) L.P.                                      Delaware
Smith Property Holdings Crystal Towers L.P.                                  Delaware
Smith Property Holdings Two L.P.                                             Delaware
Smith Property Holdings Two (D.C) L.P.                                       Delaware
Smith Property Holdings Three L.P.                                           Delaware
Smith Property Holdings Three (D.C.) L.P.                                    Delaware
Smith Property Holdings Four L.P.                                            Delaware
Smith Property Holdings Kenmore L.P.                                         Delaware
Smith Property Holdings Five L.P.                                            Delaware
Smith Property Holdings Five (D.C.) L.P.                                     Delaware
First Herndon Associates Limited Partnership                                 Virginia
Smith Property Holdings Six L.P.                                             Delaware
Smith Property Holdings Six (D.C.) L.P.                                      Delaware
Smith Property Holdings Van Ness L.P.                                        Delaware
Smith Property Holdings Columbia Road L.P.                                   Delaware
Smith Property Holdings Seven L.P.                                           Delaware
Metropolitan Acquisition Finance L.P.                                        Delaware
Smith Realty Company                                                         Maryland
Consolidated Engineering Services, Inc.                                      Maryland
Smith Management Construction, Inc.                                          Maryland
Charles E. Smith Insurance Agency, Inc.                                      District of Columbia

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